Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PracticeXpert, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Jonathan Doctor, Chief Executive Officer and President of the Company, and Michael Manahan, Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





/s/ Jonathan Doctor                        /s/ Michael Manahan
-------------------------------------      -------------------------------------
Jonathan Doctor,                           Michael Manahan,
Chief Executive Officer and President      Chief Financial Officer
May 2, 2006                                May 2, 2006



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